Exhibit 99.1

Execution Version

June 5, 2025

Joseph B. Reilly

40 Buttonwood Lane

Ipswich, MA 01938

Re:	Severance Pay Agreement

Dear Joe:

This letter agreement (the “Agreement”) is entered into between you and Needham Bank (the “Bank”) in connection with and subject to the closing of the transaction (the “Transaction”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among NB Bancorp, Inc., Inc. (“NBBK”), the Bank, 1828 MS, Inc., Provident Bancorp, Inc. (“Seller”), and BankProv, a wholly owned subsidiary of Seller (“Seller Bank”). In addition to this Agreement, you and the Bank will simultaneously be entering into a Consulting Agreement (the “Consulting Agreement”). You are currently a party to an employment agreement with Seller Bank dated October 25, 2024 (the “Employment Agreement”). The purpose of this Agreement is to confirm our mutual understanding concerning the application of the terms of the Employment Agreement to the Transaction. Specifically, you and the Bank agree as follows:

1.            Contingency. This Agreement is subject to the closing of the Transaction. This Agreement shall become effective as of the Closing Date as defined in the Merger Agreement (the “Closing Date”). If the Merger Agreement is terminated or otherwise cancelled prior to the Closing Date, this Agreement will be null and void ab initio, and the Employment Agreement will remain in full force and effect in accordance with its terms.

2.            Termination of Employment. Effective as of the Closing Date (for purposes of this Agreement, the “Termination Date”), your employment with Seller Bank and any affiliate or successor shall terminate and you shall cease to be an employee and/or officer of any and all of the foregoing. The parties hereby acknowledge and agree that your termination of employment hereunder constitutes a “separation from service” from the Bank and its affiliates within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.409A-1(h).

3.            Severance Benefits and Non-Competition Payment. Provided you execute the general release of claims against the Bank and affiliated parties attached hereto as Schedule A on the Termination Date and do not revoke it, within ten (10) days after the Termination Date, the Bank shall pay or cause to be paid to you, in lump sum cash payments, (i) a severance payment in the amount of $800,000, less tax-related deductions and withholdings and (ii) a non-competition payment in the amount of $250,000, less tax-related deductions and withholdings. In addition, the Bank will pay to you an amount equal to the Medicare premium costs for twelve (12) consecutive months (commencing with the first month following the Termination Date and continuing until the twelfth month following the Termination Date).

4.            Non-Disclosure, Non-Competition and Non-Solicitation. You acknowledge and agree that you remain subject to the Non-Competition, Non-Solicitation, and Confidentiality provisions of Sections 5, 6, and 7, respectively of the Consulting Agreement, which provisions are incorporated herein by reference as if fully restated herein.

5.            Integration; Effect of Employment. This Agreement supersedes and replaces the Employment Agreement. For the avoidance of doubt, you understand that you will not be entitled to any additional payment under the Employment Agreement beyond the payments and benefits described in Section 3 of this Agreement. For the avoidance of doubt, nothing contained herein shall otherwise affect your entitlement to any payments or benefits prior to this Agreement becoming effective or as set forth in your Consulting Agreement.

6.            Assignment. The Bank may assign this Agreement to any affiliate of the Bank or to any entity that acquires all or substantially all of the assets of NBBK and/or the Bank or to any entity with or with which NBBK and/or the Bank is consolidated or merged.

7.            Counterparts. This Agreement may be executed in counterparts.

[Remainder of Page Left Blank Intentionally; Signature Page to Follow]

If you agree to the foregoing terms, please sign below.

NEEDHAM BANK

By:	/s/ Joseph P. Campanelli	June 5, 2025
Name:	Joseph P. Campanelli	Date
Title:	President and Chief Executive Officer

	/s/ Joseph B. Reilly	June 5, 2025
	Joseph B. Reilly	Date

[Signature Page to Severance Pay Agreement]

SCHEDULE A

RELEASE OF CLAIMS

This General Release of Claims (the “Release”) is executed by the undersigned employee (“you”) in connection with the Severance Pay Agreement (the “Agreement”) between you and Needham Bank (the “Company”). Capitalized terms used but not defined in this Release shall have the meanings given to such terms in the Agreement. Section references in this Release shall refer to the corresponding Sections in the Agreement.

In exchange for the benefits set forth in Section 3 of the Agreement, to which you agree you are otherwise not entitled, you agree on behalf of yourself, your heirs, administrators, successors, and assigns, to release and forever discharge the Company and its parents, affiliates, subsidiaries, predecessors, successors, and assigns, including but not limited to NB Bancorp, Inc., Provident Bancorp, Inc., BankProv, and 1828 MS, Inc., and each of their current or former employee benefit plans, insurers, directors, consultants, officers, agents, owners, partners, trustees, attorneys, employees, and representatives (hereinafter together “Released Parties”), to the greatest extent permitted by law from any and all claims, causes of action and lawsuits, known and unknown, that you may have or have had against any Released Parties from the beginning of time to the date of your signing of this Agreement. This release includes, but is not limited to, any claims you may have under any federal, state, or local employment laws and any federal, state, or local laws prohibiting discrimination, harassment, or retaliation in employment, including but not limited to Title VII of the Civil Rights Act of 1964, any other provision of any of the federal Civil Rights Acts, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA, 29 USC §§ 623 et seq.) as amended by the Older Workers Benefit Protection Act (OWBPA, 29 U.S.C. § 621), the Massachusetts Fair Employment Practices Act (Mass. Gen. Laws Ch. 151B et seq.), the Massachusetts Civil Rights Act, and the Massachusetts Small Necessities Leave Act; claims under the Employee Retirement Income Security Act; claims under the Worker Adjustment and Retraining Notification Act and any similar state law; claims under any federal, state or local leave laws, including but not limited to the Family Medical Leave Act, the Massachusetts Paid Family and Medical Leave law, and the Massachusetts Earned Sick Time law; claims for unpaid salary, wages, commissions, bonuses or other compensation under any federal, state or local wage and hour laws or wage claim statutes, including but not limited to the Massachusetts Wage Act (including Mass. Gen. Laws Ch. 149, §§ 148 and 150); claims alleging any legal restriction on the Company’s right to terminate its employees; personal injury claims, including without limitation, wrongful discharge, detrimental reliance, violation of privacy rights, defamation, misrepresentation, tortious interference with contract or business expectancy, and emotional distress; claims alleging breach of express or implied contract; and claims for compensatory, emotional or mental distress damages, punitive or liquidated damages, attorney fees, costs, interests, or penalties.

This Release does not include the release of (a) your right to enforce the terms of the Agreement or the Consulting Agreement, (b) any claims that cannot be released by law, (c) any future claims that have not arisen as of the date that you sign this Release, and (d) any rights you may have under the Company’s employee benefit plans and such rights shall be governed by the terms of those plans and applicable law. For the avoidance of doubt, this Release does not include any claim which, as a matter of law, cannot be released by private agreement.

You represent that you have not filed any lawsuit or complaint against the Company or any of the other Releasees in any court of law or administrative agency that is pending as of the date you sign this Agreement.  While the release of claims in this Release is not intended to preclude you from filing an administrative charge with, or testifying, assisting, or participating in an investigation, hearing, or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or similar state agency, you further agree to waive any right to accept any monetary award obtained on your behalf from any Releasee by the EEOC or any other local, state or federal governmental agency for any claim otherwise subject to the release set forth in this Agreement, with the exception of monetary recovery from a government-administered whistleblower award program for providing information directly to a government agency.

You acknowledge that you have received all wages, bonuses, commissions, expenses, vacation pay, equity compensation and any other compensation or benefits of any kind due and owing through the date you sign this Release.

You agree that this is an individually negotiated agreement, and not part of any continuing arrangement, plan, scheme or program, in that: you are signing this Release knowingly, deliberately, and voluntarily; you are being provided consideration of value in exchange for signing this Release; you have read carefully and fully understand the terms of this Release; no promises or representations have been made to you by any person to induce you to enter into this Release other than the express terms set forth herein; and you have had the opportunity to consult with an attorney, and you have been advised by the Company to consult with an attorney, prior to signing this Release.

You further acknowledge and agree that before signing this Release you were offered a period of at least twenty-one (21) days to consider it and that you must sign this Release on the Termination Date. You may rescind your acceptance of this Release by providing written notice of your decision to rescind to Jean-Pierre Lapointe, Executive Vice President and Chief Financial Officer at jplapointe@NeedhamBank.com. Any written notice of rescission must be received within seven (7) days of your execution of this Agreement. If you do not revoke this Release prior to the end of the seven (7) day period, this Release shall become effective on the 8th day after your signature.

ACCEPTED AND AGREED TO:

Joseph B. Reilly

Date: